
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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
          LIFE RE CORPORATION                            DELAWARE                                01-0437851
        LIFE RE CAPITAL TRUST II                         DELAWARE                               06-645-7886
     (EXACT NAME OF THE REGISTRANTS          (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
    AS SPECIFIED IN THEIR RESPECTIVE          INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)
                CHARTERS)

                              969 HIGH RIDGE ROAD
                          STAMFORD, CONNECTICUT 06905
                                 (203) 321-3000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                W. WELDON WILSON
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              LIFE RE CORPORATION
                              969 HIGH RIDGE ROAD
                          STAMFORD, CONNECTICUT 06905
                                 (203) 321-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE FOR EACH REGISTRANT)
                            ------------------------

                                   COPIES TO:

                     THOMAS A. ROBERTS                                            ALAN J. SINSHEIMER
                       DAVID P. STONE                                            WILLIAM D. TORCHIANA
                 WEIL, GOTSHAL & MANGES LLP                                      SULLIVAN & CROMWELL
                      767 FIFTH AVENUE                                             125 BROAD STREET
                  NEW YORK, NEW YORK 10153                                     NEW YORK, NEW YORK 10004
                       (212) 310-8000                                               (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-46213
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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
=================================================================================================================================
                                                     AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(1)         PER UNIT(2)      OFFERING PRICE(1)(2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Adjustable Conversion-rate Equity Security
  Units(3)...................................       345,000              $66.125            $22,813,125             $6,730
---------------------------------------------------------------------------------------------------------------------------------
  Quarterly Income Preferred Securities of
    Life Re Capital Trust II(3)(4)...........
---------------------------------------------------------------------------------------------------------------------------------
  Purchase Contracts of Life Re
    Corporation(3)(5)........................
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  Junior Subordinated Debentures of Life Re
    Corporation(6)...........................
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  Life Re Corporation Guarantee with respect
    to the Quarterly Income Preferred
    Securities of Life Re Capital Trust
    II(7)....................................
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Common Stock, $.001 par value, of Life Re
Corporation(8)...............................       345,000              $66.125            $22,813,125             $6,730
---------------------------------------------------------------------------------------------------------------------------------
    Total....................................                                               $45,626,250           $13,460(9)
=================================================================================================================================
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(1) Includes 45,000 Units that the Underwriters' may purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of Common Stock of Life Re
    Corporation as reported on the New York Stock Exchange on March 10, 1998.
    The Stated Amount of the Units will be set to equal the last reported sale price of the Common Stock on the New York Stock Exchange on the date of such determination. Each Purchase Contract will be settled on the Stock Purchase
    Date for up to one share of Common Stock based upon the Settlement Rate.
(3) Each Unit consists initially of a QUIPS and a Purchase Contract.
(4) Each QUIPS represents a preferred undivided beneficial interest in the assets of Life Re Capital Trust II.
(5) Each Purchase Contract obligates Life Re Corporation to sell, and the holder thereof to purchase, on the Stock Purchase Date such number of shares of
    Common Stock of Life Re Corporation equal to the Settlement Rate.
(6) The Junior Subordinated Debentures to be issued by Life Re Corporation will be purchased by Life Re Capital Trust II with the proceeds of the sale of the QUIPS, and may be later distributed among the holders of the QUIPS for no separate consideration upon a dissolution of Life Re Capital Trust II and the distribution of the assets thereof.
(7) No separate consideration will be received for the Guarantee of Life Re
    Corporation.
(8) Such currently indeterminate number of shares of Common Stock (not to exceed
    345,000 shares) as will be issued by Life Re Corporation upon settlement of the Purchase Contracts.
(9) These securities are in addition to 1,725,000 Units and 1,725,000 shares of
    Common Stock registered pursuant to Registration Statement No. 333-46213 for which a filing fee of $67,681 has been paid.

================================================================================

                                EXPLANATORY NOTE

     Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, this Registration Statement is being filed with respect to the registration of additional securities of Life Re Corporation, a Delaware corporation (the "Company"), and Life Re Capital Trust II, a Delaware business trust (the "Trust"), as were included in the Registration Statement on Form S-3 (Registration No. 333-46213) of the Company and the Trust, which was declared effective on March 10, 1998 (the "Earlier Registration Statement"). Pursuant to General Instruction IV to Form S-3, the contents of the Earlier Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement. The form of prospectus contained in the Earlier Registration Statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Life Re Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 11, 1998.

                                          LIFE RE CORPORATION

                                          By: /s/ RODNEY A. HAWES, JR.
                                            ------------------------------------
                                          Name: Rodney A. Hawes, Jr.
                                          Title: Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

             /s/ RODNEY A. HAWES, JR.                Chairman of the Board, Chief     March 11, 1998
---------------------------------------------------    Executive Officer, Office of
                Rodney A Hawes, Jr.                    the Chairman and Director
                                                       (principal executive officer)

               /s/ DOUGLAS M. SCHAIR                 Vice Chairman of the Board,      March 11, 1998
---------------------------------------------------    Chief Investment Officer,
                 Douglas M. Schair                     Office of the Chairman and
                                                       Director

               /s/ JACQUES E. DUBOIS                 President, Chief Operating       March 11, 1998
---------------------------------------------------    Officer, Office of the
                 Jacques E. Dubois                     Chairman and Director

                /s/ CHRIS C. STROUP                  Executive Vice President, Chief  March 11, 1998
---------------------------------------------------    Financial Officer and
                  Chris C. Stroup                      Director (principal
                                                       accounting officer and
                                                       principal financial officer)

              /s/ SAMUEL V. FILOROMO                 Vice President -- Operations     March 11, 1998
---------------------------------------------------    and Director
                Samuel V. Filoromo

                                                     Director
---------------------------------------------------
               Carolyn K. McCandless

                                                     Director
---------------------------------------------------
                  K. Fred Skousen

                                                     Director
---------------------------------------------------
              T. Bowring Woodbury, II
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Life Re Capital
Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 11, 1998.

                                          LIFE RE CORPORATION,
                                          as Depositor

                                          By: /s/ W. WELDON WILSON
                                            ------------------------------------
                                          Name: W. Weldon Wilson
                                          Title: Vice President, General Counsel
                                                 and
                                             Secretary

                                 EXHIBIT INDEX

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
EXHIBIT
  NO.
-------
 5.1      Opinion of Weil, Gotshal & Manges LLP.
 8.1      Tax Opinion of Sullivan & Cromwell.
15.1      Letter re unaudited interim financial information.
23.1      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
          5.1 hereto).
23.2      Consent of Ernst & Young LLP.
23.3 Consent of Sullivan & Cromwell (included in Exhibit 8.1 hereto).
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